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                                                                    EXHIBIT 10.1

                                    SUBLEASE


         THIS SUBLEASE is entered into as of the 8th day of May, 2000, between ROSEWOOD RESOURCES, INC., a Delaware corporation ("Sublessor"), and ZIXIT CORPORATION, a Texas corporation ("Sublessee").

                             INTRODUCTORY PROVISIONS

         A. 7-Eleven, Inc., formerly known as The Southland Corporation, a
Texas corporation, as landlord ("Landlord"), and Sublessor, as tenant, executed an Office Lease Agreement (the "Lease") dated May 19, 1998, covering approximately 29,551 rentable square feet of space located on the twenty-eighth floor of Cityplace Center East Tower (the "Building") located in Dallas, Texas, as more particularly described therein (the "Premises"). A copy of the Lease is attached hereto as Exhibit A and incorporated herein by reference. All undefined capitalized terms used in this Sublease have the meaning given to them in the Lease.

          B. Landlord is the owner of the tenant's leasehold estate under the Amended and Restated Lease Agreement dated December 21, 1990, between Cityplace Center East Corporation, as owner of the Building ("Owner"), and Landlord, as tenant, with respect to the premises that include the entire Building and the Property.

         C. Sublessee desires to sublease a portion of the Premises, and Sublessor desires to sublease such space to Sublessee.

         D. The parties hereto desire to enter into a sublease agreement defining all of the rights, duties and liabilities of the parties hereto.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         I.    SUBLEASE PREMISES AND BASIC UNDERTAKINGS

         Subject to the terms and conditions of the Lease, Sublessor hereby subleases to Sublessee that portion of the Premises comprised of approximately 9,427 square feet of Rentable Area, as more fully described on Exhibit B attached hereto and made a part hereof for all purposes (the "Sublease Premises"). The Sublease Premises are leased to Sublessee and Sublessee accepts the Sublease Premises in their "AS IS" condition, and Sublessor makes no representations or warranties whatsoever with respect thereto or to any equipment located therein. In addition, Sublessor grants to Sublessee the license to utilize, with Sublessor, the elevator lobby and restrooms located on the twenty-eighth floor of the Building (the "Common Areas"). The Common Areas are licensed to Sublessee and Sublessee accepts the Common Areas in their "AS IS" condition, and Sublessor makes no representations or warranties whatsoever with respect thereto or to any equipment located therein.

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         2. PURPOSE OF SUBLEASE

         The Sublease Premises demised under this Sublease are to be used by Sublessee solely for the purposes of general and executive offices for Sublessee's business, and for no other purpose without the written consent of Sublessor and Landlord.

         3. TERM

     The term of this Sublease (the "Sublease Term") shall commence upon the full execution hereof and shall expire on September 30, 2004, unless terminated earlier by breach of the terms and conditions of this Sublease or as otherwise provided herein. Sublessor shall deliver possession of the Sublease Premises to Sublessee upon the full execution hereof. If Sublessor receives from Landlord written notice of cancellation of the Lease as provided in Section 2.7 thereof, Sublessor shall so notify Sublessee in writing within fourteen (14) days after Sublessor's receipt of Lessor's cancellation notice, and this Sublease will terminate on September 30, 2002 (the "Termination Date"). In such event, neither party shall have any liability to the other for such termination (other than amounts outstanding under this Sublease); provided, however, all indemnities and all provisions contained in this Sublease with respect to liability insurance coverage by Sublessee shall survive the termination of this Sublease with respect to any and all matters which shall have accrued before the Termination Date.

         4. RENTAL

         Sublessee shall pay to Sublessor, without notice, demand or setoff, during the Sublease Term rental (the "Basic Rental") in the amount of $197,967.00 per annum ($16,497.25 per month) in months two through forty-one. In months forty-two through fifty-three, the amount of Basic Rental shall be $228,321.94 per annum ($19,026.83 per month). The Basic Rental shall be payable monthly in advance. The first month's Basic Rental payment shall be due on June 1, 2000 (the first day of month two of the Sublease Term). All subsequent monthly installments of rental payable under this Sublease will be due on the first day of each calendar month until the expiration of this Sublease. All such rentals, unless otherwise directed, shall be payable to:

                   Rosewood Resources, Inc.
                   Cityplace Center East
                   2711 N. Haskell Avenue
                   Suite 2800
                   Lock Box 22
                   Dallas, Texas 75201-2944
                   Attention: Norman L. Foreman
                              Vice President

or to any other such place as Sublessor may from time to time designate in writing.


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         5. PARKING CARDS

         Sublessor shall use its best efforts to obtain for Sublessee the right to utilize twenty-eight (28) nonreserved parking spaces in the Building garage (the "Garage") from Sublessor's allotment of spaces under the Lease. On the date hereof, Landlord provides parking in the Garage free-of-charge. In the event Landlord shall in the future require Sublessor to pay a fee for parking, Sublessee shall pay to Sublessor, in advance, on the first day of each calendar month during the term hereof, the cost of the parking cards obtained by Sublessor at the request of Sublessee.

         6. ADDITIONAL RENT

         If Sublessor shall be charged for additional rent or other sums pursuant to the provisions of the Lease, Sublessee shall be liable for its pro rata share, based on the Rentable Area of the Sublease Premises (9,427 square feet) divided by the Rentable Area of the Premises (29,551 square feet), of such additional rent or sums, which shall be payable in the same manner and upon the same terms and conditions as the Basic Rental reserved hereunder except as set forth herein to the contrary. However, if any such rent or sums shall be the result of additional use by Sublessee of electrical current pursuant to Section
3.3 of the Lease, such excess shall be paid in its entirety by Sublessee. If Sublessee shall procure any additional services from the Building, such as alterations or after-hours air conditioning, Sublessee shall pay for same at the rates charged therefor by Landlord and shall make such payment to Sublessor or Landlord, as Sublessor shall direct. Sublessor shall provide Sublessee with any documentation in Sublessor's possession substantiating such additional rent, including without limitation a copy of the annual reconciliation provided by Landlord pursuant to the Lease. With respect to Basic Rental or additional rent paid or payable during the Sublease Term, so long as Sublessee is not in default under the Lease or this Sublease, Sublessee shall be entitled to a pro rata share of any refund or abatement of Basic Rental or additional rent received by Sublessor pursuant to the Lease.

         7. LIABILITY INSURANCE

         Owner, Landlord and Sublessor shall not be liable for and Sublessee waives all claims for damages sustained by Sublessee or any person claiming through Sublessee resulting from any accident or occurrence in or upon the Sublease Premises or any other part of the Building. Sublessee's waiver shall apply to claims resulting from damaged fixtures, walls, windows, ceiling or other parts of the Building or Sublease Premises, whether or not Landlord or Sublessor may have any obligation under the Lease or this Sublease to repair or maintain such item. Sublessee shall defend, hold harmless and indemnify Owner, Landlord and Sublessor against any and all claims, actions, damages, liability and expense in connection with loss, damage or injury to persons or property occurring in, on or about or arising out of the Sublease Premises, or the use or occupancy thereof, or the conduct or operation of Sublessee's business, or occasioned wholly or in part by any act or negligence of Sublessee or its agents, contractors or employees. Sublessee's indemnity under this paragraph is subject to Sublessor's waiver of recovery set forth below. Sublessee agrees that any increase in insurance premiums of Owner, Landlord or Sublessor caused by any activity of Sublessee shall be borne by Sublessee and payable upon demand.


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         Sublessor shall defend, hold harmless and indemnify Sublessee against any and all claims, actions, damages, liability and expense resulting to any extent from the violation or nonperformance of any provisions of this Sublease by Sublessor, its agents or employees or related in any way to any damage or injury to persons or property caused to any extent by the noncompliance with or violation of any law or ordinance or by any act or negligence of Sublessor. Sublessor's indemnity under this paragraph is subject to Sublessee's waiver of recovery set forth below.

         Sublessor, Sublessee and all parties claiming under them each mutually release and discharge each other from all claims and liabilities arising from or caused by fire or other casualty or hazard which could be covered by fire and extended coverage or all-risk property insurance in respect of the Sublease Premises and the personal property owned by them therein, or in connection with activities conducted in the Sublease Premises or in the Building, no matter how caused, including negligence, and each waives any right of recovery which might otherwise exist on account thereof. The waivers contained in this paragraph are effective regardless of the amount of any deductible under any policy of insurance and regardless of whether any such policy of insurance is actually maintained by Sublessor or Sublessee.

         Sublessee shall maintain at its expense liability insurance, with an insurer reasonably acceptable to Sublessor, to protect it as well as Owner, Landlord and Sublessor from claims for damages for bodily injury, including death, and for property damage, which may arise from or out of Sublessee's use or operations under this Sublease. Sublessee agrees that such insurance shall include commercial general liability insurance against bodily injury including death resulting therefrom, to the combined single limits of $1,000,000 to one or more than one person as the result of one accident or occurrence and against property damage.

         Upon execution of this Sublease and thereafter at least fifteen (15) business days prior to the expiration of Sublessee's insurance coverage, (a) a duly executed ACORD 25-S (or its successor) form certificate of insurance and
(b) Form CG 2026 1185 (or its successor) endorsement showing compliance with the foregoing requirements shall be furnished by Sublessee to Sublessor. Said certificate shall name Owner, Landlord and Sublessor as additional insureds and state that the insurer under the policy or policies will not cancel or alter the policy or policies without at least fifteen (15) business days prior written notice to Sublessor. Any failure to provide insurance as required herein, and the continuance of such failure for ten (10) days after written notice from Sublessor to Sublessee, will be considered an event of default and be subject to all rights and remedies available to Sublessor, in its sole discretion, under this Sublease.

         8. CASUALTY DAMAGE OR INJURY

         If the Property, the Premises or the Sublease Premises shall be damaged or destroyed by fire or other casualty or if all or part of the Property, the Premises or the Sublease Premises shall be taken by power of eminent domain to such an extent as to render the Sublease Premises untenantable in whole or in part, the rent shall be abated in the same proportion that the portion of the Sublease Premises rendered unfit for occupancy by Sublessee shall bear to the whole of the Sublease Premises. If the damage or taking reasonably precludes occupancy of any


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substantial part of the Sublease Premises and if the estimated repair time to restore that part of the Sublease Premises to a condition that reasonably permits occupancy will extend beyond six (6) months after the date of the casualty or taking, Sublessee may elect to terminate this Sublease by so notifying Sublessor within ten (10) days after receipt from Sublessor of Landlord's decision not to terminate the Lease. If the Lease shall be terminated as a consequence of such damage, destruction or taking, this Sublease shall terminate. Sublessee shall maintain and keep in full force fire and extended coverage insurance on its personal property in the Sublease Premises. Landlord and Sublessor shall not be liable to Sublessee for any damage to its personal property caused by fire or other perils.

         9. COMPLIANCE WITH LEASE AND LAWS

         Sublessee shall not cause or allow any undue waste on the Sublease Premises and shall comply with all applicable laws, rules, regulations and ordinances respecting the use and occupancy of the Sublease Premises, including but not limited to those pertaining to hazardous materials and environmental matters.

         Sublessee shall enjoy all rights granted to Sublessor under the provisions of the Lease.

         To the extent that any terms, conditions or covenants in the Lease are not inconsistent with any of the terms and conditions of this Sublease, Sublessee agrees that all such terms, conditions and covenants of the Lease are hereby incorporated herein. Sublessee shall and hereby agrees to be subject to and bound by and to comply with all such terms and conditions of the Lease with respect to the Sublease Premises and to satisfy all applicable terms and conditions of the Lease for the benefit of both Sublessor and Landlord, it being understood that wherever in such terms and conditions of the Lease the word "Tenant" appears, for the purpose of this Sublease, the word "Sublessee" shall be substituted. Upon the breach of any of said terms and conditions of the Lease or upon the failure of Sublessee to pay Basic Rental or comply with any of the covenants or provisions of this Sublease and the expiration of any applicable grace or notice and cure period, Sublessor may exercise any and all rights granted to Landlord by the Lease. Sublessee shall defend and indemnify Sublessor against all causes of action, disputes, damages, costs and expenses with respect to the nonperformance or nonobservance of any such terms or conditions.

         Sublessor represents and warrants to Sublessee that (a) Sublessor has delivered to Sublessee a full and complete copy of the Lease and all other agreements between Landlord and Sublessor relating to the leasing, use and occupancy of the Premises; (b) the Lease is, as of the date hereof, in full force and effect; (c) no event of default has occurred under the Lease and, to Sublessor's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure; and (d) Sublessor currently pays $1.08 per square foot of Rentable Area as additional rent.

         It is further understood by Sublessee that, except as otherwise provided in this Sublease, Sublessor has no duty or obligation to Sublessee under such terms and conditions of the Lease other than not to be in default of the Lease and to maintain the Lease in full force and effect during the term of this Sublease; provided, however, Sublessor shall not be liable to Sublessee


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for any earlier termination of the Lease not due to the fault of Sublessor.
Whenever such terms and conditions of the Lease require the consent of Landlord, it shall be construed to require the consent of both Landlord and Sublessor. Although nothing contained in this Paragraph 9 shall be construed to limit any of the terms, conditions and covenants of this Sublease, Sublessor may in its discretion, waive or amend any provision of the Lease unless by doing so the rights of Sublessee under this Sublease shall be adversely affected.

         10. ALTERATIONS

         In the event Sublessee desires to make any alterations to the Sublease Premises, such alterations shall be (a) approved in writing by Landlord and Sublessor, (b) made at the sole cost and expense of Sublessee and (c) performed in accordance with the provisions of the Lease relating to alterations to the Premises. Any costs incurred by Sublessor in connection with such alterations shall be paid by Sublessee to Sublessor upon demand. Pursuant to Section 4.4 of the Lease, in the event Sublessor is required by Landlord to return the Sublease Premises to its condition as of the execution of this Sublease, Sublessee shall perform such restoration at Sublessee's sole cost and expense with respect to alterations made or caused to be made by Sublessee.

         11. MAINTENANCE AND REPAIRS

         Subject to any related obligations of Landlord under the Lease, Sublessee, unless herein specified to the contrary, shall maintain the Sublease Premises in the same general condition in which Sublessee received them, ordinary wear and tear excepted. Sublessee shall, at its own cost and expense, make repairs and maintain the Sublease Premises as is required of Sublessor in the Lease, subject to the terms and conditions set forth in the Lease.

         12. QUIET ENJOYMENT

         Subject to the Lease and the termination right set forth in Paragraph 3 of this Sublease, if Sublessee performs in accordance with the terms of this Sublease, Sublessor will warrant and defend Sublessee in the enjoyment and peaceful possession of the Sublease Premises during the term hereof without any interruption by Sublessor or Landlord or, except as hereinafter expressly provided, any person rightfully claiming under either of them.

         13. EMERGENCY ACCESS

         Sublessor and Sublessee hereby acknowledge and agree that Sublessee's emergency access to the Sublease Premises shall be through a portion of the Premises. Sublessor hereby grants to Sublessee and its employees, agents and invitees the right of entry into and passage through the Premises solely for the purpose of entering or leaving the Sublease Premises in the case of an emergency. Sublessor shall keep the entrances to the Premises from the Sublease Premises and all emergency exits and entrances unlocked and passage to such entrances and exits unblocked at all times. Sublessee shall be liable for any loss, cost, damage or expense incurred by Sublessor related to Sublessee's exercise of such right of access.


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         14. DEFAULT OF SUBLESSEE

         If any Basic Rental or additional rental or other sums reserved hereunder, or any part thereof, shall be and remain unpaid when due (provided, however, the first two (2) times in any one (1) Lease year that Sublessee fails to pay said Basic Rental or additional rental when due, Sublessor shall give Sublessee written notice of such overdue payment and allow Sublessee a period of five (5) days in which to pay same prior to declaring a default hereunder), or if Sublessee shall violate or default in any of the provisions of this Sublease or the Lease, and such violation or default shall continue for ten (10) days after written notice thereof from Sublessor to Sublessee, then Sublessor may cancel this Sublease by giving such notice and re-enter the Sublease Premises. Notwithstanding any re-entry, all rent due under the terms of this Sublease shall be accelerated pursuant to applicable law and the liability of Sublessee for the rent shall not be extinguished for the balance of the Sublease Term. Sublessee shall make good to Sublessor any deficiency and reimburse Sublessor's reasonable expenses arising from a re-entry or reletting of the Sublease Premises, even if at a reduced rental. Sublessee shall pay any deficiency on the first day of each month immediately following the month in which the amount of the deficiency is ascertained by Sublessor.

         In addition to any other remedies Sublessor may have under this Sublease and the Lease, and without reducing or adversely affecting any of Sublessor's rights and remedies under this Sublease and the Lease, if any rental or damages payable hereunder by Sublessee to Sublessor are not paid within five
(5) days after the due date therefor, the same shall bear interest at an interest rate equal to four percent (4%) above the so-called annual base rate of interest established and approved by Citibank, N.A., New York, New York, or its successors, from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

         15. INSOLVENCY OR BANKRUPTCY

         If (a) Sublessee shall make a general assignment for the benefit of creditors; (b) any petition shall be filed by or against Sublessee under the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within sixty (60) days of filing, or Sublessee shall be adjudged bankrupt or insolvent in proceedings filed thereunder; or (c) a receiver or trustee shall be appointed for all or substantially all of the assets of Sublessee, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within sixty
(60) days of filing, then Sublessor may terminate this Sublease at the option of Sublessor, while preserving any rights permitted to Sublessor by law.

         16. NONASSIGNABILITY

         Neither the interest created by execution of this Sublease nor any interest in the Sublease Premises is assignable or in any manner transferable without the prior written consent of Sublessor and Landlord, which consent by Sublessor shall not be unreasonably withheld.


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         17. HOLDING OVER

         Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the Sublease Term on the expiration thereof, and Sublessee hereby agrees to vacate the Sublease Premises no later than five (5) days following the expiration of the Sublease Term. Any holdover by Sublessee beyond such expiration shall be subject to all of the rights reserved in the Lease.

         18. INTEREST OF SUCCESSORS

         Each and every covenant, term and condition of this Sublease shall be binding upon and inure to the benefit of each of the parties and its respective successors and permitted assigns.

         19. NOTICES

         All notices which it may be necessary or proper for either party to give to the other shall be effectively given when (a) mailed postage prepaid, registered or certified mail, return receipt requested, (b) hand delivered to the intended address, or (c) sent by prepaid telegram, cable, confirmed facsimile transmission or telex or confirmed electronic mail followed by a confirmatory letter, to the following addresses:

         If to Sublessor:     Rosewood Resources, Inc.
                              2711 N. Haskell Avenue
                              Suite 2800
                              Lock Box 22
                              Dallas, Texas 75204-2944
                              Attention:  Gary Taraba
                                          General Counsel

         If to Sublessee:     ZixIt Corporation
                              2711 N. Haskell Avenue
                              Suite 2850
                              Lock Box 36
                              Dallas, Texas 75204-2944
                              Attention: General Counsel

Either party may from time to time specify in writing a new address to which any such notice intended for such party shall thereafter be addressed, which notice shall not be effective until the actual receipt thereof by the addressee. Notice sent by mail shall be effective three (3) business days after being deposited in the United States mail; all other notices shall be effective upon delivery to the address of the addressee.

         20. NO PERSONAL LIABILITY OF SUBLESSOR

         If Sublessor shall fail to perform any term, condition, covenant or obligation of this Sublease upon Sublessor's part to be performed or if Sublessor shall be liable to Sublessee in any way arising out of this Sublease or pursuant to statute, law, ordinance or regulation or under the


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common law and, as a consequence, if Sublessee shall recover a money judgment against Sublessor, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Sublessor in the Sublease Premises. This provision shall not preclude (a) termination of this Sublease by Sublessee as expressly permitted pursuant to the terms of this Sublease or by applicable law or (b) enforcement against Sublessor of an injunction or other equitable remedy.

         21. OPTIONS

         Sublessee shall have no right to exercise any options available to Sublessor under the Lease, including, but not limited to, options to increase the size of the Sublease Premises or renew this Sublease.

         22. BROKERS

         Sublessor and Sublessee each represents and warrants to the other party hereto that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Sublease on behalf of the representing party other than Southwest Real Estate Services, Inc. ("Broker"), whose fee shall be payable by Sublessor pursuant to a separate agreement between Sublessor and Broker, and that neither Sublessor nor Sublessee knows of any other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation for representing such party in connection with this Sublease, except for The Staubach Company which shall be paid pursuant to a separate agreement with Broker. Sublessor and Sublessee shall indemnify and hold the other party hereto harmless from all damages paid or incurred by such party resulting from any claims that may be asserted against such other party by any broker, agent or finder claiming through the indemnifying party.

         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first written above.

                                          SUBLESSOR

                                          ROSEWOOD RESOURCES, INC.,
                                          a Delaware corporation


                                          By: /s/ GARY E. CONRAD
                                              ----------------------
                                              Gary E. Conrad
                                              President


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


                                          SUBLESSEE:

                                          ZIXIT CORPORATION,
                                          a Texas corporation


                                          By: /s/ RONALD A. WOESSNER
                                              ------------------------
                                              Name:  Ronald A. Woessner
                                              Title: V.P.


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